Exhibit 10.9

Copy No. - ________________________	Provided to - __________________

SECOND AMENDMENT TO CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FutureIT Inc.

Up to 70 Units, each Unit consisting of
100,000 shares of Common Stock and
Warrants to purchase 46,200 shares of Common Stock
at $30,000 per Unit

The Confidential Private Placement Memorandum dated May 10, 2007 pf FutureIT, Inc. will be amended as set out below.

This Second Amendment to Confidential Private Placement Memorandum is made such that: the First Closing (as defined in the Private Placement Memorandum) date shall be extended to October 15, 2007 (or to October 30, 2007 according to the Company’s sole discretion).

The following terms will be amended as follows:

1.	The paragraph entitled “The Offering” under the chapter “SUMMARY” will read as follows: “We are offering to eligible investors up to 70 Units in the Company at $30,000 per Unit. Each Unit consists of 100,000 shares of our Common Stock and warrants to purchase 46,200 shares of our Common Stock at $0.50 per share (the “Warrants”). The Warrants will be exercisable until the earlier of (i) 30 months from the SB-2 registration becoming effective, or (ii) the Closing of a Qualified IPO or merger or acquisition that results in a change of control. The Offering is being made by J. H. Darbie & Co, Inc., our exclusive Placement Agent (see “SUMMARY OF PROPOSED TERMS”). Any closing (the “First Closing”) of the Offering is subject to our receipt, on or before October 15, 2007 (which may be extended to October 30, 2007 in the Company’s sole discretion) of duly completed subscriptions for a minimum of 25 Units for aggregate gross proceeds of $750,000 (the “Minimum Offering”). If the maximum number of Units offered is sold (i.e., 70 Units), the gross proceeds to the Company would be $2,100,000 (the “Maximum Offering”).

If less than 70 Units are sold at the First Closing, we plan to continue the Offering and hold one or more additional closings until the earlier of (i) the receipt of sufficient subscriptions for the Maximum Offering, or (ii) October 30, 2007.” All other terms of said paragraph remain unchanged.

The date of this Second Amendment to Confidential Private Placement Memorandum is September 18, 2007.